Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Amy Hytowitz, 949-250-4009
Investor Contact:  Mark Wilterding, 949-250-6826

EDWARDS LIFESCIENCES REPORTS THIRD QUARTER RESULTS
IRVINE, Calif., Oct. 25, 2023 — Edwards Lifesciences (NYSE: EW) today reported financial results for the quarter ended Sept. 30, 2023.
Recent Highlights and Outlook
•Q3 sales grew 12 percent to $1.48 billion; constant currency1 sales grew 11 percent
•Q3 TAVR sales grew 11 percent; constant currency sales grew 10 percent
•Q3 EPS of $0.63; adjusted1 EPS of $0.59
•Received CE Mark for EVOQUE, the first transfemoral tricuspid replacement system
•Received approval for PASCAL Precision system in Japan
•Received CE Mark for MITRIS RESILIA surgical mitral valve
•Completed pivotal trial enrollment for SAPIEN M3, the first transfemoral mitral replacement system
•Reiterated full year 2023 financial guidance of 10 to 13 percent constant currency sales growth

“We are pleased with our strong third quarter performance, which included multiple new therapy approvals for the treatment of patients globally and important achievements on clinical milestones, as well as another quarter of double-digit sales growth,” said Bernard Zovighian, CEO. “The increasing demand for our advanced technologies, coupled with the successful execution of our innovation strategy, gives us confidence in the tremendous opportunity to address unmet patient needs and drive differentiated long-term value.”

Transcatheter Aortic Valve Replacement (TAVR)
For the quarter, the company reported TAVR sales of $961 million, which grew 11 percent versus the prior year, or 10 percent on a constant currency basis. The company’s U.S. and OUS sales growth rates were comparable. Globally, on a constant currency basis, the company's average selling prices were stable.
In the U.S., Edwards’ TAVR sales were in-line with overall procedure growth and driven by the continued successful launch of the SAPIEN 3 Ultra RESILIA valve.

“After more than 20 years of rigorous clinical experience and over 1 million patients treated, TAVR with SAPIEN is now a highly effective standard of care for patients suffering from aortic heart valve failure,” said Larry Wood, group president of TAVR and Surgical Structural Heart. "We remain focused on improving diagnosis and treatment of the many more patients who remain untreated.”
The combination of Edwards’ global TAVR leadership, along with the data presented at TCT, gives the company further confidence in the future of TAVR and the company’s expectation of a $10 billion opportunity by 2028.

Transcatheter Mitral and Tricuspid Therapies (TMTT)
Third quarter sales were $52 million, driven by accelerated adoption of the PASCAL Precision system, overall transcatheter edge-to-edge repair procedure growth and activation of more centers across Europe and the U.S.
As previously announced, the company received CE Mark for the EVOQUE tricuspid valve replacement system. This groundbreaking therapy will be introduced to patients in Europe through a disciplined launch that will focus on ensuring excellent outcomes. In addition, earlier this month, Edwards received approval in Japan for the PASCAL Precision system to treat patients with degenerative mitral regurgitation. The company also completed the enrollment in the ENCIRCLE pivotal trial, studying patients treated with Edwards’ innovative SAPIEN M3 transfemoral mitral valve replacement therapy.
Surgical Structural Heart and Critical Care
Surgical Structural Heart sales for the quarter were $247 million, which grew 12 percent, or 11 percent on a constant currency basis. The growth was driven by a balanced combination of strong adoption of Edwards’ premium RESILIA products and overall procedure growth.
Critical Care sales for the quarter were $221 million, which grew 7 percent, or 6 percent on a constant currency basis. Sales growth was led by the Smart Recovery technology portfolio and strong adoption of the Acumen IQ sensor equipped with the Hypotension Prediction Index algorithm.
Additional Financial Results
For the quarter, the adjusted gross profit margin was 76.4 percent, compared to 81.0 percent in the same period last year. This year-over-year reduction was driven by impacts from foreign exchange. Last year, Edwards’ gross profit margin was lifted by an unusually positive impact from foreign exchange.
Selling, general and administrative expenses in the third quarter were $440 million, or 29.7 percent of sales, compared to $377 million in the prior year. This increase was driven by investments in transcatheter field-based personnel in support of the company’s growth strategy and performance-based compensation.
Research and development expenses in the third quarter were $270 million, or 18.3 percent of sales, compared to $234 million in the prior year. This increase was primarily the result of continued investments in the company’s transcatheter valve innovations, including increased clinical trial activity.

Free cash flow for the third quarter was $356 million, defined as cash flow from operating activities of $411 million, less capital spending of $55 million.
Cash, cash equivalents and short-term investments totaled $1.9 billion as of Sept. 30, 2023. During the third quarter, the company repurchased approximately $174 million of stock through a pre-established 10b5-1 program. Total debt was approximately $600 million.
Outlook
Edwards’ full-year sales guidance remains unchanged for both the total company and each product group. The company continues to expect full-year total company and TAVR sales growth to be in the 10 to 13 percent range on a constant currency basis.
Additionally, the company continues to expect full year 2023 adjusted earnings per share of $2.50 to $2.60. For the fourth quarter of 2023, the company projects total sales to be between $1.45 and $1.53 billion and diluted earnings per share of $0.60 and $0.66.
“We are confident in our focused and differentiated strategy given heart valve failure is largely underdiagnosed and undertreated for patients globally. We remain convinced in the tremendous opportunity to drive success in the future through our focus, innovation and leadership,” said Zovighian.
About Edwards Lifesciences
Edwards Lifesciences is the global leader of patient-focused innovations for structural heart disease and critical care monitoring. We are driven by a passion for patients, dedicated to improving and enhancing lives through partnerships with clinicians and stakeholders across the global healthcare landscape. For more information, visit Edwards.com and follow us on Facebook, Instagram, LinkedIn, Twitter and YouTube.
Conference Call and Webcast Information
Edwards Lifesciences will be hosting a conference call today at 2:00 p.m. PT to discuss its third quarter results.  To participate in the conference call, dial (877) 704-2848 or (201) 389-0893.  The call will also be available live and archived on the “Investor Relations” section of the Edwards web site at ir.edwards.com or www.edwards.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “forecast,” “potential,” “predict,” "early clinician feedback," “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident” or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Zovighian, fourth quarter and full year 2023 financial guidance, statements regarding the international adoption of TAVR, statements regarding transforming patient treatment, approvals, clinical outcomes, adoption, and the information in the Outlook section. No inferences or assumptions should be made from statements of past performance, efforts, or results which may not be indicative of future performance or results. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain, difficult to predict, and may be outside of the company’s control. The company's forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include risk and uncertainties associated with the COVID pandemic, clinical trial or commercial results or new product approvals and therapy adoption; unpredictability of product launches; competitive dynamics; changes to reimbursement for the company's products; the company’s success in developing new products and avoiding manufacturing supply and quality issues; the impact of currency exchange rates; the timing or results of R&D and clinical trials; unanticipated actions by the U.S. Food and Drug Administration and other regulatory agencies; unexpected litigation impacts or expenses; and other risks detailed in the company's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2022, and its other filings with the SEC. These filings, along with important safety information about our products, may be found at edwards.com.

Edwards, Edwards Lifesciences, the stylized E logo, Acumen, Acumen IQ, ENCIRCLE, EVOQUE, Hypotension Prediction Index, MITRIS, MITRIS RESILIA, PASCAL, PASCAL Precision, RESILIA, SAPIEN, SAPIEN M3, SAPIEN 3, SAPIEN 3 Ultra, and SAPIEN 3 Ultra RESILIA are trademarks of Edwards Lifesciences Corporation or its affiliates. All other trademarks are the property of their respective owners.

[1] “Adjusted” amounts are non-GAAP items. “Underlying” and “constant currency” growth rates in this press release exclude foreign exchange fluctuations. Adjusted earnings per share is a non-GAAP item computed on a diluted basis and in this press release also excludes an intellectual property agreement and litigation expenses, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, a significant program discontinuation, and the impact from tax law change. See “Non-GAAP Financial Information” and reconciliation tables below.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$1,480.9	$1,319.0	$4,470.7	$4,034.1
Cost of sales	350.4	253.8	1,022.9	822.5

Gross profit	1,130.5	1,065.2	3,447.8	3,211.6

Selling, general, and administrative expenses	439.6	377.3	1,344.6	1,156.6
Research and development expenses	270.3	233.6	801.8	713.0
Intellectual property agreement and litigation expense (income), net	2.2	(2.4)	193.6	10.8
Change in fair value of contingent consideration liabilities	—	(12.5)	(26.2)	(36.3)
Special charge	—	66.8	—	66.8

Operating income	418.4	402.4	1,134.0	1,300.7

Interest income, net	(15.1)	(6.9)	(32.8)	(8.4)
Other (income) expense, net	(5.8)	2.0	(9.6)	1.0

Income before provision for income taxes	439.3	407.3	1,176.4	1,308.1

Provision for income taxes	55.6	63.8	146.7	184.6

Net income	383.7	343.5	$1,029.7	$1,123.5

Net loss attributable to noncontrolling interest	(1.2)	—	(2.8)	—

Net income attributable to Edwards Lifesciences Corporation	$384.9	$343.5	$1,032.5	$1,123.5

Earnings per share:
Basic	$0.63	$0.55	$1.70	$1.81
Diluted	$0.63	$0.55	$1.69	$1.79

Weighted-average common shares outstanding:
Basic	607.0	619.8	607.2	621.0
Diluted	609.5	624.5	610.2	626.9

Operating statistics
As a percentage of net sales:
Gross profit	76.3%	80.8%	77.1%	79.6%
Selling, general, and administrative expenses	29.7%	28.6%	30.1%	28.7%
Research and development expenses	18.3%	17.7%	17.9%	17.7%
Operating income	28.3%	30.5%	25.4%	32.2%
Income before provision for income taxes	29.7%	30.9%	26.3%	32.4%
Net income	25.9%	26.0%	23.0%	27.9%

Effective tax rate	12.7%	15.7%	12.5%	14.1%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Balance Sheets
(in millions)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$1,410.1	$769.0
Short-term investments	453.8	446.3
Accounts receivables, net	739.8	643.0
Other receivables	62.3	56.1
Inventories	1,032.4	875.5
Prepaid expenses	133.3	110.0
Other current assets	235.8	195.9
Total current assets	4,067.5	3,095.8
Long-term investments	704.6	1,239.0
Property, plant, and equipment, net	1,681.3	1,632.8
Operating lease right-of-use assets	90.9	92.3
Goodwill	1,297.4	1,164.3
Other intangible assets, net	429.8	285.2
Deferred income taxes	651.9	484.0
Other assets	447.4	299.1
Total assets	$9,370.8	$8,292.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,214.6	$996.9
Operating lease liabilities	24.3	25.5
Total current liabilities	1,238.9	1,022.4
Long-term debt	596.8	596.3
Contingent consideration liabilities	—	26.2
Taxes payable	81.2	143.4
Operating lease liabilities	70.0	69.5
Uncertain tax positions	312.1	267.5
Litigation agreement accrual	104.4	143.0
Other liabilities	240.3	217.5
Total liabilities	2,643.7	2,485.8
Stockholders’ equity
Common stock	649.9	646.3
Additional paid-in capital	2,211.3	1,969.3
Retained earnings	8,622.5	7,590.0
Accumulated other comprehensive loss	(250.1)	(254.9)
Treasury stock, at cost	(4,576.1)	(4,144.0)
Total Edwards Lifesciences Corporation stockholders’ equity	6,657.5	5,806.7
Noncontrolling interest	69.6	—
Total equity	6,727.1	5,806.7
Total liabilities and equity	$9,370.8	$8,292.5

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term “underlying" when referring to non-GAAP sales and sales growth information, which excludes currency exchange rate fluctuations. The Company uses the term “adjusted” to also exclude intellectual property litigation expenses, intellectual property agreements, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, a significant program discontinuation, and the impact from tax law changes.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business and facilitate comparability to historical periods.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

Fluctuations in currency exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of currency exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results. The impact of the fluctuations has been detailed in the "Reconciliation of Sales by Product Group and Region."

Guidance for sales and sales growth rates is provided on an "underlying basis," and projections for diluted earnings per share, net income and growth, gross profit margin, taxes, and free cash flow are also provided on a non-GAAP basis, as adjusted, for the items identified above due to the inherent difficulty in forecasting such items without unreasonable efforts. The Company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives.

Management considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by business operations, after deducting payments for capital expenditures, which can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Intellectual Property Litigation Expenses - The Company incurred intellectual property litigation expenses of $6.5 million and $7.1 million in the first quarter of 2023 and 2022, respectively, $8.9 million and $6.1 million in the second quarter of 2023 and 2022, respectively, and expense of $2.2 million and income of $2.4 million in the third quarter of 2023 and 2022, respectively.

Change in Fair Value of Contingent Consideration Liabilities - The Company recorded expense of $0.7 million and a gain of $2.9 million in the first quarter of 2023 and 2022, respectively, gains of $26.9 million and $20.9 million in the second quarter of 2023 and 2022, respectively, and a gain of $12.5 million in the third quarter of 2022 related to changes in the fair value of its contingent consideration liabilities arising from acquisitions.

Amortization of Intangible Assets - The Company recorded amortization expense related to developed technology and patents in the amount of $1.5 million and $1.7 million in the first quarter of 2023 and 2022, respectively, $1.3 million and $1.2 million in the second quarter of 2023 and 2022, respectively, and $1.2 million and $1.5 million in the third quarter of 2023 and 2022, respectively.

Intellectual Property Agreement - The Company recorded a $37.0 million and a $139.0 million charge in the first and second quarter of 2023, respectively, related to an Intellectual Property Agreement with Medtronic, Inc. for a 15-year covenant not to sue.

Program Discontinuation - The Company recorded a $68.4 million charge in the third quarter of 2022 as a result of its decision to exit its HARPOON surgical mitral repair system program. The charge primarily related to the impairment of intangible assets.associated with the technology and other related exit costs.

Provision for Income Taxes - During the third quarter of 2023, the Company recorded a $23.2 million tax gain related to the suspension of certain United States tax regulations surrounding foreign tax credits.

The income tax impacts of the expenses and gains discussed above are based upon the items' forecasted effect upon the Company's full year effective tax rate. Adjustments to forecasted items unrelated to the expenses and gains above, as well as impacts related to interim reporting, will have an effect on the income tax impact of these items in subsequent periods.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share and percentage data)

	Three Months Ended September 30, 2023
	Net Sales	Gross Profit Margin	Operating Income	Net Income Attributable to Edwards Lifesciences Corporation	Diluted EPS	Effective Tax Rate
GAAP	$1,480.9	76.3%	$418.4	$384.9	$0.63	12.7%
Non-GAAP adjustments: (A) (B)
Intellectual property litigation expenses	—	—	2.2	1.3	—	0.1
Amortization of intangible assets	—	0.1	1.2	1.0	—	—
Foreign tax credit suspension	—	—	—	(23.2)	(0.04)	5.3
Prior period ongoing tax impacts	—	—	—	(3.4)	—	0.7
Adjusted	$1,480.9	76.4%	$421.8	$360.6	$0.59	18.8%

	Three Months Ended September 30, 2022
	Net Sales	Gross Profit Margin	Operating Income	Net Income Attributable to Edwards Lifesciences Corporation	Diluted EPS	Effective Tax Rate
GAAP	$1,319.0	80.8%	$402.4	$343.5	$0.55	15.7%
Non-GAAP adjustments: (A) (B)
Intellectual property litigation expenses	—	—	(2.4)	(2.2)	—	—
Change in fair value of contingent consideration liabilities	—	—	(12.5)	(12.1)	(0.02)	0.4
Amortization of intangible assets	—	0.1	1.5	1.3	—	—
Program discontinuation	—	0.1	68.4	53.3	0.08	0.9
Adjusted	$1,319.0	81.0%	$457.4	$383.8	$0.61	17.0%

	Nine Months Ended September 30, 2023
	Net Sales	Gross Profit Margin	Operating Income	Net Income Attributable to Edwards Lifesciences Corporation	Diluted EPS	Effective Tax Rate
GAAP	$4,470.7	77.1%	$1,134.0	$1,032.5	$1.69	12.5%
Non-GAAP adjustments: (A) (B)
Intellectual property agreement	—	—	176.0	138.7	0.23	1.1
Intellectual property litigation expenses	—	—	17.6	13.6	0.02	0.1
Change in fair value of contingent consideration liabilities	—	—	(26.2)	(24.1)	(0.04)	0.1
Amortization of intangible assets	—	0.1	4.0	3.3	0.01	—
Foreign tax credit suspension	—	—	—	(23.2)	(0.04)	1.8
Adjusted	$4,470.7	77.2%	$1,305.4	$1,140.8	$1.87	15.6%

	Nine Months Ended September 30, 2022
	Net Sales	Gross Profit Margin	Operating Income	Net Income Attributable to Edwards Lifesciences Corporation	Diluted EPS	Effective Tax Rate
GAAP	$4,034.1	79.6%	$1,300.7	$1,123.5	$1.79	14.1%
Non-GAAP adjustments: (A) (B)
Intellectual property litigation expenses	—	—	10.8	8.4	0.02	0.1
Change in fair value of contingent consideration liabilities	—	—	(36.3)	(34.0)	(0.05)	0.2
Amortization of intangible assets	—	0.1	4.4	3.8	—	—
Program discontinuation	—	0.1	68.4	53.3	0.08	0.4
Adjusted	$4,034.1	79.8%	$1,348.0	$1,155.0	$1.84	14.8%

(A)See description of non-GAAP adjustments under "Non-GAAP Financial Information."
(B)The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable. The impact on the effective tax rate is reflected on each individual non-GAAP adjustment line item.

RECONCILIATION OF SALES BY PRODUCT GROUP AND REGION

					2022 Adjusted
Sales by Product Group (QTD)	3Q 2023	3Q 2022	Change	GAAP Growth Rate*	FX Impact	3Q 2022 Adjusted Sales	Underlying Growth Rate *
Transcatheter Aortic Valve Replacement	$960.9	$862.3	$98.6	11.4%	$11.4	$873.7	9.9%
Transcatheter Mitral and Tricuspid Therapies	52.4	29.7	22.7	76.0%	1.9	31.6	65.3%
Surgical Structural Heart	246.6	219.7	26.9	12.2%	2.4	222.1	11.0%
Critical Care	221.0	207.3	13.7	6.6%	0.5	207.8	6.3%
Total	$1,480.9	$1,319.0	$161.9	12.3%	$16.2	$1,335.2	10.9%

					2022 Adjusted
Sales by Product Group (YTD)	YTD 3Q 2023	YTD 3Q 2022	Change	GAAP Growth Rate*	FX Impact	YTD 3Q 2022 Adjusted Sales	Underlying Growth Rate *
Transcatheter Aortic Valve Replacement	$2,900.4	$2,650.5	$249.9	9.4%	$(17.1)	$2,633.4	10.2%
Transcatheter Mitral and Tricuspid Therapies	141.6	84.6	57.0	67.3%	1.1	85.7	65.2%
Surgical Structural Heart	751.1	669.0	82.1	12.3%	(8.1)	660.9	13.7%
Critical Care	677.6	630.0	47.6	7.6%	(10.8)	619.2	9.5%
Total	$4,470.7	$4,034.1	$436.6	10.8%	$(34.9)	$3,999.2	11.8%

					2022 Adjusted
Sales by Region (QTD)	3Q 2023	3Q 2022	Change	GAAP Growth Rate*	FX Impact	3Q 2022 Adjusted Sales	Underlying Growth Rate *
United States	$869.9	$786.8	$83.1	10.6%	$—	$786.8	10.6%
Europe	322.3	270.1	52.2	19.3%	22.7	292.8	10.0%
Japan	108.4	104.1	4.3	4.1%	(4.2)	99.9	8.0%
Rest of World	180.3	158.0	22.3	14.2%	(2.3)	155.7	15.8%
Outside of the United States	611.0	532.2	78.8	14.8%	16.2	548.4	11.3%
Total	$1,480.9	$1,319.0	$161.9	12.3%	$16.2	$1,335.2	10.9%

					2022 Adjusted
Sales by Region (YTD)	YTD 3Q 2023	YTD 3Q 2022	Change	GAAP Growth Rate*	FX Impact	YTD 3Q 2022 Adjusted Sales	Underlying Growth Rate *
United States	$2,614.3	$2,337.1	$277.2	11.9%	$—	$2,337.1	11.9%
Europe	989.6	884.0	105.6	11.9%	8.6	892.6	10.9%
Japan	340.4	362.5	(22.1)	(6.1)%	(27.4)	335.1	1.6%
Rest of World	526.4	450.5	75.9	16.9%	(16.1)	434.4	21.2%
Outside of the United States	1,856.4	1,697.0	159.4	9.4%	(34.9)	1,662.1	11.8%
Total	$4,470.7	$4,034.1	$436.6	10.8%	$(34.9)	$3,999.2	11.8%

* Numbers may not calculate due to rounding.